Exhibit 10.1
Expedia Group, Inc. - 2024 PSU Award Agreement

EXPEDIA GROUP, INC. PERFORMANCE STOCK UNIT AGREEMENT
THIS PERFORMANCE STOCK UNIT AGREEMENT, including the Performance Goals Schedule in Exhibit A attached hereto (“Exhibit A”) and any additional terms and conditions set forth in any appendix for the Participant’s country (the “Appendix” and, collectively with Exhibit A and the Performance Stock Unit Agreement, this “Agreement”), dated as of the Award Date, is concluded by and between Expedia Group, Inc., a U.S. Delaware corporation (the “Corporation”), and the undersigned employee of the Corporation, Affiliate or Subsidiary (the “Participant”).
All capitalized terms used herein, to the extent not defined, shall have the meanings set forth in the Corporation’s Sixth Amended and Restated 2005 Stock and Annual Incentive Plan (as amended from time to time, the “Plan”). Reference is made to the “Employee Grant Details”, which may be found on the Participant’s account page of the E*Trade by Morgan Stanley website at www.etrade.com (or any successor system selected by the Corporation).
1.Award, Vesting and Settlement of Performance Stock Units
(a)Subject to the terms and conditions of the Employee Grant Details, this Agreement and the Plan, the Corporation hereby grants the Performance Stock Units (“PSUs”) to the Participant pursuant to Section 7 of the Plan. The target number of PSUs (“Target PSUs”) granted to the Participant by the Corporation and the Award Date (among other information) are set forth in the Employee Grant Details.
(b)Subject to the terms and conditions of the Employee Grant Details, this Agreement and the Plan, and the Participant’s continuous employment by the Corporation or one of its Subsidiaries or Affiliates, or the Participant’s continuous provision of services to the Corporation or one of its Subsidiaries or Affiliates, the PSUs shall vest as described in the Employee Grant Details based on the attainment of the Performance Goals outlined in Exhibit A. To the extent the Performance Goals have been achieved and the PSUs have vested, they shall no longer be subject to any restriction following such vesting (such period during which restrictions apply is the “Restriction Period”).
(c)As soon as practicable after the completion of the Performance Period (as defined in Exhibit A), the Committee shall determine the level of attainment of the Performance Goals. On the basis of such determination, the number of Earned PSUs (as defined in Exhibit A) will be calculated in accordance with the terms of Exhibit A, and such Earned PSUs will vest on the Vesting Date set forth in Exhibit A. To the extent that the level of attainment of one or more Performance Goals is below Target Performance as outlined in Exhibit A, all or a portion of the Target PSUs may be forfeited, as set forth in Exhibit A. Further, vesting will cease upon the Participant’s Termination of Employment, except as otherwise provided in Section 2 below.
(d)The vested PSUs shall be settled as soon as practicable after the Vesting Date (but, in no event later than 60 days following the Vesting Date or such other vesting event under this Agreement). Subject to Section 6 herein (pertaining to the withholding of taxes), for each vested PSU settled pursuant to this Section, the Corporation shall issue one Share (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Committee in its discretion). Notwithstanding the foregoing, the Corporation shall be entitled to hold the Shares issuable upon settlement of PSUs that have vested until the Corporation or the agent selected by the Corporation to manage the Plan under which the PSUs have been issued (the “Agent”) shall have received from the Participant a duly executed Form W-9 or W-8, or such other form required by the tax authorities, as applicable.

2.Termination of Employment
(a)Except as otherwise set forth in the Plan, in Section 2(b) below or in any written employment or separation agreement entered into between the Participant and the Corporation, in the event of the Participant’s Termination of Employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant’s employment or service agreement, if any), the Participant’s right to receive the PSU Award and for it to vest under the Plan, if at all, will cease as of such date of Termination of Employment and any unvested PSUs will be forfeited effective as of such date. Upon such Termination of Employment, the Participant shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Participant for the loss of any rights under this Agreement or the Plan.
(b)In the event of the Participant’s Termination of Employment due to the Participant’s death or Disability during the Performance Period, the Target PSUs shall immediately vest. In the event of the Participant’s Termination of Employment due to the Participant’s death or Disability at or after the end of the Performance Period, the Earned PSUs, as determined by the Committee for such Performance Period in accordance with Exhibit A, shall immediately vest. Any Shares that become issuable pursuant to this Section 2(b) will be delivered to Participant, or in the case of the Participant’s death, to the personal representative of the Participant’s estate or the person to whom the PSUs are transferred by will or the applicable laws of descent and distribution. Such settlement of the PSUs will be made pursuant to Section 1(d), or in the case of the Participant’s death, within such longer period as may be permitted under Section 409A of the Code.
(c)For purposes of the PSU Award, the date of Termination of Employment will be the date the Participant is no longer actively providing services to the Corporation or any Subsidiary or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed or providing services for purposes of his or her PSU Award (including whether the Participant may still be considered to be providing services while on a leave of absence).
(d)Notwithstanding the provisions of Section 1(b), if any PSUs vest within two years prior to (i) the Participant’s Termination of Employment for Cause, or (ii) the Participant’s voluntary Termination of Employment within two years after any event or circumstance that would have been grounds for a Termination of Employment for Cause, the Corporation shall be entitled to recover from the Participant, at any time within two years following such vesting, and the Participant shall pay over to the Corporation on demand, an amount equal to the aggregate Fair Market Value of the Common Stock subject to such vesting.
3.Non-Transferability of the PSUs
Except as determined by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.
4.Rights as a Stockholder
Except as otherwise specifically provided in this Agreement, during the Restriction Period, the Participant shall not be entitled to any voting rights, rights to dividends or any other rights of a stockholder with respect to the PSUs.

5.Adjustment in the Event of Change in Stock; Change in Control
Upon the occurrence of certain events relating to the Corporation’s Common Stock contemplated by Section 3(d) of the Plan, the Committee shall make adjustments in accordance with such Section. Unless otherwise determined by the Committee, in the event of a Change in Control, the provisions of Section 10 of the Plan shall apply, provided that for this purpose the number of PSUs (if any) that may be eligible to vest at or following the Change in Control will be (a) the Target PSUs if the Change in Control occurs prior to the completion of fifty percent (50%) of the Performance Period, or (b) the Earned PSUs, as calculated by the Committee as of the time of the Change in Control in accordance with Exhibit A, if the Change in Control occurs when at least fifty percent (50%) of the Performance Period has been completed.
6.Taxes and Withholding
(a)The Participant acknowledges that, regardless of any action taken by the Corporation or, if different, the Subsidiary or Affiliate which employs the Participant or for which the Participant otherwise renders services (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (the “Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Corporation or the Employer. The Participant further acknowledges that the Corporation and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSU Award, including, but not limited to, the grant and vesting of the PSUs, the receipt of cash or any dividends and the subsequent sale of the Shares issued at settlement of the PSUs; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, the Participant acknowledges that, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Corporation and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)The Participant agrees to make, prior to any relevant taxable or tax withholding event, as applicable, adequate arrangements satisfactory to the Corporation, and/or the Employer (or former employer) to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Corporation and/or Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all applicable Tax-Related Items by one or a combination of the following:
(1)withholding from the Participant’s wages or other cash compensation paid to the Participant by the Corporation or the Employer; or
(2)withholding from proceeds of the sale of Shares acquired upon settlement of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Participant’s behalf pursuant to this authorization without further consent), or
(3)withholding in Shares to be issued upon settlement of the PSUs, provided, however, that if the Participant is a Section 16 officer of the Corporation under the Exchange Act, then the Corporation will withhold in Shares upon the relevant tax withholding event, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items will be satisfied by method (1) above.
(c)The Corporation may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates in the Participant’s country, including maximum rates applicable in the Participant’s jurisdiction(s), in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the Participant does not receive a refund of any over-withheld amount from the Corporation or the Employer, the Participant may seek a refund from the applicable tax authorities. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested PSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
(d)Finally, the Participant agrees to pay to the Corporation or the Employer any amount of Tax-Related Items that the Corporation or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The obligations of the Corporation under this Agreement shall be conditioned on compliance by the Participant with this Section 6. The Corporation may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section 6.
7.Other Restrictions
(a)The Participant acknowledges that the Participant is subject to the Corporation’s policies regarding compliance with securities laws, including but not limited to its Securities Trading Policy (as in effect from time to time and any successor policies), and, pursuant to these policies, the Participant may be prohibited from selling Shares issued upon vesting of the PSUs other than during an open trading window.
(b)Notwithstanding anything in this Agreement to the contrary, as an additional condition of receiving the PSUs, the Participant acknowledges and agrees that the Participant may be subject to the Corporation’s Stock Ownership Policy and/or Incentive Compensation Clawback Policy (as such may be amended from time to time, or any successor policies thereto) and the PSUs and this Agreement shall constitute good and valuable consideration for such acknowledgment and agreement. Further, the PSUs (and any shares of Common Stock issued under this Award or the aggregate Fair Market Value thereof) are subject to recoupment as may be required by applicable law, as determined by the Committee, or pursuant to any compensation recovery policy otherwise required by applicable law.
(c)The Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and, if different, the Participant’s country, the Agent’s country and/or the country where Shares are listed, which may affect the Participant’s ability to directly or indirectly, for him- or herself or for a third party, accept or otherwise acquire, or sell, attempt to sell or otherwise dispose of, Shares or rights to Shares (e.g., the PSUs) under the Plan during such times as the Participant is considered to have “inside information” regarding the Corporation (as defined by the laws or regulations in the applicable jurisdiction) or the trade in Shares or the trade in rights to Shares under the Plan. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before he or she possessed inside information. Furthermore, the Participant could be prohibited from (1) disclosing the inside information to any third party (other than on a “need to know” basis) and (2) ”tipping” third parties or otherwise causing them to buy or sell securities; including “third parties” who are fellow employees. Any restrictions under these laws or regulations are separate from and in addition to the restrictions imposed under the Corporation’s Securities Trading Policy or other insider trading policy. The Participant further acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions and that the Participant should speak to a personal legal advisor on this matter.

(d)Notwithstanding any other terms and conditions of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Corporation shall not be required to deliver any Shares issuable upon vesting of the PSUs prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities, exchange control or other law, or under rulings or regulations of the Commission or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Corporation shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Corporation is under no obligation to register or qualify the Shares with the Commission or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Corporation shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.
8.Nature of Award
In accepting the PSU Award, the Participant acknowledges that:
(a)the Plan is established voluntarily by the Corporation, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Corporation at any time, to the extent permitted in the Plan;
(b)the Award of the PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of PSUs, benefits in lieu of PSUs or other Awards, even if PSUs have been awarded in the past;
(c)all decisions with respect to future awards of PSUs or other Awards, if any, will be at the sole discretion of the Corporation;
(d)the Award of the PSUs and the Participant’s participation in the Plan will not create a right to employment or service or be interpreted as forming or amending an employment or service contract with the Corporation, the Employer or any other Subsidiary or Affiliate and shall not interfere with the ability of the Employer to terminate the Participant’s employment or service relationship (if any);
(e)the Participant is voluntarily participating in the Plan;
(f)the Award of the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)unless otherwise agreed in writing with the Corporation, the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or an Affiliate;
(h)the Award of the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Award of the PSUs resulting from (i) the application of any recoupment as described in Section 7(b) herein or (ii) the Participant’s Termination of Employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any);
(j)the future value of the Shares subject to the PSUs is unknown and cannot be predicted with certainty;
(k)if the Participant vests in the PSUs and acquires Shares, the value of such Shares may increase or decrease in value; and
(l)neither the Corporation, the Employer nor any other Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between the Participant’s local currency (if not the United States dollar) and the United States Dollar that may affect the value of the PSUs or of any amounts due to the Participant pursuant to the vesting of the PSUs or the subsequent sale of any Shares acquired upon vesting.
9.Notices
All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Participant: at the last known address on record at the Corporation.
If to the Corporation:
Expedia Group, Inc.
1111 Expedia Group Way W
Seattle, WA 98111
U.S.A.
Attention: Chief Legal Officer and Secretary
Facsimile: +1(425) 679-7251
or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 9. Notice and communications shall be effective when actually received by the addressee. Notwithstanding the foregoing, the Participant consents to electronic delivery of documents required to be delivered by the Corporation under the securities laws.
10.Effect of Agreement
Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Corporation.
11.Laws Applicable to Construction; Consent to Jurisdiction
The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the terms and conditions set forth in this Agreement, the PSUs are subject to the terms and conditions of the Plan, which are hereby incorporated by reference.
Any and all disputes arising under or out of this Agreement, including without limitation any issues involving the enforcement or interpretation of any of the provisions of this Agreement, shall be resolved by the commencement of an appropriate action in the state or federal courts located within the State of Delaware, which shall be the exclusive jurisdiction for the resolution of any such disputes. The Participant hereby agrees and consents to the personal jurisdiction of said courts over the Participant for purposes of the resolution of any and all such disputes.
12.Severability
The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
13.Conflicts and Interpretation
Applicable terms of the Plan are expressly incorporated by reference into this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (1) interpret the Plan, (2) prescribe, amend and rescind rules and regulations relating to the Plan and (3) make all other determinations deemed necessary or advisable for the administration of the Plan.
In the event of any (x) conflict between any information posted on the E*Trade by Morgan Stanley System (or successor system) and this Agreement, the Plan and/or the books and records of the Corporation or (y) ambiguity in any information posted on the E*Trade by Morgan Stanley System (or successor system), this Agreement, the Plan and/or the books and records of the Corporation, as applicable, shall control.
14.Amendment; Waiver
The Corporation may modify, amend or waive the terms of the PSU Award, prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of the Participant without his or her consent, except as required by applicable law, Nasdaq or other applicable stock exchange rules, tax rules or accounting rules. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
15.Headings
The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.
16.Data Privacy
(a)The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Corporation, the Employer and any other Subsidiaries and Affiliates (the “Group”) for the purposes described in this Agreement and any other Award materials, including:
(1)verifying the Participant’s identity and implementing, administering and managing the Participant’s participation in the Plan;
(2)administration and management of the Plan, including purchase, transfer, disposal or other transactions relating to any Shares acquired under the Plan and all purposes incidental thereto;
(3)the archival of documents and records in both electronic and physical form for record keeping purposes;
(4)conducting financial reporting and analysis related to the Plan’s operations;
(5)complying with the Group’s policies and procedures;

(6)preventing, detecting and investigating crime, including fraud and any form of financial crime, and analyzing and managing other commercial risks;
(7)compliance with any applicable rules, laws and regulations, codes of practice or guidelines, including, without limitation, compliance with laws and regulations (local and foreign) which may apply to the Plan, the Group, or to assist in law enforcement and investigations by relevant authorities; and
(8)subject to applicable law, any other purposes set out in this Agreement.
(b)The Participant understands and acknowledges that the Group holds, or may hold, certain personal data about him or her, including, but not limited to, his or her name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, details of all Awards or any other entitlements to Shares or equivalent benefits awarded, cancelled, purchased, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.
(c)The Participant understands, acknowledges and agrees that Data may be transferred to E*Trade Financial Corporate Services, Inc., Morgan Stanley Smith Barney LLC and certain of its affiliated companies (“Morgan Stanley”), or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the Plan, that these recipients may be located in the United States, the Participant’s country of residence or elsewhere, and that the recipient’s country may have different data privacy laws and protections to those of the Participant’s country. The Corporation and/or the Employer may also disclose Data to any third party in connection with any actual or prospective restructuring, sale or acquisition of the Corporation, any of its Affiliates or Subsidiaries, or the Employer, or any assets of the Group. In accordance with applicable law, the Corporation may also be required to disclose Data to relevant government regulators or authorities or law enforcement agencies. The Participant authorizes any such recipients (presently or in the future) to receive, collect, possess, use, retain, disclose and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data to the Agent or other third party with whom the Participant may elect to deposit any Shares acquired. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that, if he or she resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, request a list with the names and addresses of any potential recipients of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting his or her local human resources representative.
(d)The Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment or other service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Corporation would not be able to grant PSUs or other Awards to the Participant or administer or maintain such Awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant may contact the local human resources representative.
(e)Finally, the Participant agrees, upon request of the Corporation or the Employer, to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Corporation and/or the Employer) that the Corporation and/or the Employer may deem necessary to be obtained from the Participant for the purpose of administering participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan if he or she fails to provide any such consent or agreement requested by the Corporation and/or the Employer.
(f)     The Group processes the Participant’s personal data in accordance with the Expedia Group Global Staff Privacy Notice and for legitimate purposes as described in this Section 16. Such processing activities include data transfer to third parties and countries or jurisdictions outside of where Participant is employed and as necessary for the provision of this Agreement and to comply with applicable laws and legal obligations. The Expedia Group Global Staff Privacy Notice, Expedia Group Record Retention Policy and other applicable Expedia Group policies are available on the Corporation’s intranet portal.1
17.Choice of Language
The Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow the Participant to understand the terms of this Agreement and any other documents related to the Plan. If the Participant has received this Agreement and/or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version in any way, the English version will control, unless otherwise required by applicable law.
18.Electronic Delivery and Acceptance
(a)The Corporation may, in its sole discretion, decide to deliver any documents related to the PSUs awarded under, and participation in, the Plan or future Awards that may be awarded under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Agent or Corporation or a third party designated by the Corporation.
(b)Electronic acceptance of this Agreement pursuant to the Corporation’s instructions to the Participant (including through an online acceptance process managed by the Agent or Corporation or another third party designated by the Corporation) shall constitute execution of the Agreement by the Participant.
19.Appendix
Notwithstanding any terms and conditions in this Performance Stock Unit Agreement, the PSUs shall be subject to any additional terms and conditions set forth in any Appendix for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Participant, to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Performance Stock Unit Agreement.
20.Imposition of Other Requirements
The Corporation reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any Shares acquired under the Plan, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
1 https://expediacorp.sharepoint.com/sites/BaseCamp/Policies/Pages/GlobalPolicies.aspx

21.Foreign Asset/Account Reporting Requirements, Exchange Controls.
The Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country of residence. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be aware of and compliant with all such requirements, and that the Participant should consult a personal legal and tax advisor, as applicable, to ensure the Participant’s compliance.
22.No Advice Regarding Grant
The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant understands and acknowledges that he or she should consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

IN WITNESS WHEREOF, the Corporation’s duly authorized representative and the Participant have each executed this Agreement.
EXPEDIA GROUP, INC.

____________________________
Name: Robert Dzielak
Title: Chief Legal Officer and Secretary

PARTICIPANT

______________________________

Exhibit A
Performance Goals Schedule
1.Number of PSUs Eligible to Vest; Earned PSUs
The number of PSUs eligible to vest shall be determined based on attainment of the Corporation’s Revenue Growth and Adjusted EBITDA Growth during the Performance Period (together, the “Performance Goals”), in each case in accordance with the formula set forth below, and rounded to the nearest whole share (such PSUs, the “Earned PSUs”). Subject to the terms of the Agreement, any Earned PSUs shall vest and become payable only if the Participant does not have a Termination of Employment prior to the Vesting Date set forth in Section 7 of this Exhibit A.
The calculation of Revenue Growth, Adjusted EBITDA Growth, the Performance Attainment Factors (as reflected with respect to each of the Performance Goals in Section 3 of this Exhibit A), and the Earned PSUs shall be determined by the Committee.
Earned PSUs shall equal:
(A) + (B) , where

(A)= The Target PSUs, multiplied by 50%, multiplied by the Revenue Growth Performance Attainment Factor

(B) = The Target PSUs, multiplied by 50%, multiplied by the Adjusted EBITDA Growth Performance Attainment Factor
In no event shall the number of Earned PSUs exceed 200.00% of the Target PSUs.
2.Performance Period
The performance period of the Target PSUs is the period from January 1, 202[ ] through December 31, 202[ ] (the “Performance Period”), subject to Section 5 of this Exhibit A in the case of a Change in Control.
3.Performance Goals
Revenue Growth

Revenue Growth – Weighted 50%
	3-Year CAGR*	Revenue Growth Performance Attainment Factor
Minimum Performance	Less than [ ]%	0.00%
Threshold Performance	[ ]%	50.00%

Target Performance	[ ]%	100.00%
Maximum Performance	[ ]% or greater	200.00%
* Performance results between Threshold and Maximum Performance levels will be interpolated on a linear basis. All results will be rounded to four decimal places. The determination of performance results is subject to Section 6 of this Exhibit A.
Adjusted EBITDA Growth

Adjusted EBITDA Growth – Weighted 50%
	3-Year CAGR*	Adjusted EBITDA Growth Performance Attainment Factor
Minimum Performance	Less than [ ]%	0.00%
Threshold Performance	[ ]%	50.00%
Target Performance	[ ]%	100.00%
Maximum Performance	[ ]% or greater	200.00%
* Performance results between Threshold and Maximum Performance levels will be interpolated on a linear basis. All results will be rounded to four decimal places. The determination of performance results is subject to Section 6 of this Exhibit A.
4.Definitions
“Adjusted EBITDA” shall mean the Corporation’s Adjusted EBITDA, as reported by the Corporation in its Annual Report on Form 10-K.

“Adjusted EBITDA Growth” shall mean the growth percentage of the Corporation’s Adjusted EBITDA, to be measured utilizing CAGR, during the Performance Period.

“Base Adjusted EBITDA” shall mean the Corporation’s Adjusted EBITDA for the fiscal year ending December 31, 202[ ].

“Base Revenue” shall mean the Corporation’s Revenue for the fiscal year ending December 31, 202[ ].
“CAGR” shall mean the compound annual growth rate (CAGR) of the Corporation’s Adjusted EBITDA, or Revenue, as applicable, calculated as follows: (a) the quotient of the Ending Adjusted EBITDA, or Ending Revenue, as applicable, divided by the Base Adjusted EBITDA, or Base Revenue, as applicable (b) raised to the power of a fraction, the numerator of which is one (1) and the denominator of which is the number of years (or partial years, as applicable) in the Performance Period, and (c) subtracting one (1) from the final result of the calculation in (a) and (b) (rounded to four decimal places and converted to a percentage by multiplying by 100).
“Ending Adjusted EBITDA” shall mean the Corporation’s Adjusted EBITDA for the fiscal year ending December 31, 202[ ].
“Ending Revenue” shall mean the Corporation’s Revenue for the fiscal year ending December 31, 202[ ].
“Revenue” shall mean the Corporation’s consolidated revenue, as reported by the Corporation in its Annual Report on Form 10-K in accordance with generally accepted accounting principles.
“Revenue Growth” shall mean the growth percentage of the Corporation’s Revenue, to be measured utilizing CAGR, during the Performance Period.
5.Change in Control
Notwithstanding any provision to the contrary in this Exhibit A, if a Change in Control occurs when at least fifty percent (50%) of the Performance Period has been completed, the number of Earned PSUs shall be determined as follows: (i) the Performance Period will be shortened to end on the date of the close of the Corporation’s fiscal quarter coincident with or immediately preceding the Change in Control; (ii) Revenue Growth and Adjusted EBITDA Growth shall be determined based on the applicable reported results in the Corporation’s periodic report on Form 10-K or Form 10-Q, as applicable, for the fiscal quarter referenced in (i) hereof and all terms in this Exhibit A shall be interpreted accordingly; and (iii) the level of achievement of the Revenue Growth and Adjusted EBITDA Growth Performance Goals shall be determined with respect to such shortened Performance Period, subject to such other adjustments as the Committee deems necessary and appropriate based on the shortened Performance Period.

If a Change in Control occurs prior to the completion of fifty percent (50%) of the Performance Period, the treatment of the PSUs is governed by Section 5 of the Performance Stock Unit Agreement.
6.Adjustments
The Committee may exercise discretion to approve adjustments to the calculation of performance results under the Performance Goals in consideration of material events or developments during the Performance Period that were not contemplated when performance targets were set (such as material acquisitions or extraordinary corporate transactions or events).
7.Vesting Date for any Earned PSUs
Subject to the terms of the Agreement, any Earned PSUs shall vest on February 15th of the year immediately following the end of the Performance Period (the “Vesting Date”) and the Participant must be employed by or providing services to the Corporation or one of its Subsidiaries or Affiliates on the Vesting Date in order to receive the Shares payable upon the vesting of PSUs.
Vesting Date for PSUs: February 15, 202[ ].

APPENDIX
TO

EXPEDIA GROUP, INC.
SIXTH AMENDED AND RESTATED
2005 STOCK AND ANNUAL INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Performance Stock Unit Agreement to which this Appendix is attached.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the PSUs granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below.
If the Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the Award Date or is considered a resident of another country for local law purposes, the Corporation shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to the Participant.
Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2024. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date by the time the Participant vests in the PSUs or sells the Shares issued upon settlement of the PSUs.
In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Corporation is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.
Finally, the Participant understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the Award Date, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to the Participant in the same manner.

EUROPEAN UNION/EUROPEAN ECONOMIC AREA & UNITED KINGDOM
Data Privacy. For participants working and/or residing in the European Union and/or the European Economic Area or United Kingdom, as determined by the Corporation in its sole discretion, the following provision replaces Section 16 (“Data Privacy”) of the Performance Stock Unit Agreement:
Controller and Authorized EU Representative. The Corporation, with its registered address at 1111 Expedia Group Way W, Seattle, WA 98119, U.S.A., is the controller responsible for processing the Participant’s Data (as defined below) in connection with this Agreement. The Corporation’s representative in the EU is WWTE Travel Ltd., 53 Merrion Square South 101-103, B02, Dublin, Ireland.
Data Collection and Usage. The Corporation and the Employer will collect, process and use certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, details of all Awards or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The legal basis for the processing of Data by the Corporation and the third-party service providers described below is the necessity of the data processing for the Corporation to perform its contractual obligations under the Plan and the Corporation’s legitimate business interest of managing the Plan and generally administering the Participant’s Award.
International Data Transfers. The Corporation is based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Corporation provides appropriate safeguards for protecting Data that it receives in the United States through its adherence to data transfer agreements, containing Standard Contractual Clauses adopted by the EU Commission, entered into between the Corporation and the Employer, or any other applicable affiliate within the European Union or United Kingdom.
Data Retention. The Corporation will hold and use Data in accordance with the Expedia Group Global Staff Privacy Notice, Expedia Group Record Retention Policy, applicable Expedia Group policies, and legal obligations and laws including those governing tax and securities regulations.
Stock Plan Administration Service Providers. The Corporation transfers Data to E*Trade Financial Corporate Services, Inc., Morgan Stanley Smith Barney LLC and certain of its affiliated companies (“Morgan Stanley”), or a successor, which assists the Corporation with the implementation, administration and management of the Plan. The Participant acknowledges and understands that Morgan Stanley will open an account for the Participant to receive and trade Shares acquired under the Plan and that the Participant will be asked to agree on separate terms and data processing practices with Morgan Stanley, with such agreement being a condition to the ability to participate in the Plan.
Data Subject Rights. The Participant may have a number of rights under data privacy laws in the Participant’s jurisdiction and as described in the Expedia Group Global Staff Privacy Notice. To receive clarification regarding these rights or to exercise these rights, the Participant can contact his or her local human resources representative.

Alternative Basis for Data Processing/Transfer. The Participant understands that in the future, the Corporation may rely on a different legal basis for the processing and/or transfer of Data and/or request that the Participant provide a data privacy consent or other similar form as appropriate and under applicable laws. If, at that time, consent is deemed necessary by the Corporation and/or the Participant’s employer for provision of the Plan to the Participant, and the Participant does not consent, the Participant will not be able to participate in the Plan.
The Expedia Group Global Staff Privacy Notice, Expedia Group Record Retention Policy and other applicable Expedia Group policies are available on the Corporation’s intranet portal.2
ARGENTINA
Terms and Conditions
Nature of Award. This provision supplements Section 8 (“Nature of Award”) of the Performance Stock Unit Agreement:
In accepting the PSUs, the Participant acknowledges and agrees that the PSU Award is granted by the Corporation (not the Employer) in its sole discretion and that the value of the PSUs or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth-month salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered for purposes of calculating any termination or severance indemnities under Argentine labor law, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on an annual basis.
Notifications
Securities Law Notification. Neither the PSUs nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores, “CNV”). Neither this nor any other offering material related to the PSUs nor the underlying Shares may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire Shares under the Plan do so according to the terms of a private offering made from outside Argentina.
Exchange Control Notification. Exchange control regulations in Argentina are subject to frequent change. It is the Participant’s responsibility to comply with any and all Argentine currency exchange restrictions, approvals, and reporting requirements in connection with the PSUs. The Participant should consult with a personal legal advisor to ensure compliance with the applicable requirements.
Foreign Asset/Account Reporting Notification. If the Participant is an Argentine tax resident, the Participant must report any Shares acquired under the Plan and held by the Participant on December 31 of each year on his or her annual tax return for that year. The Participant should consult a personal legal advisor to ensure compliance with the applicable requirements.
AUSTRALIA
Terms and Conditions
Securities Law Information. The offer of the PSUs is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).
2 https://expediacorp.sharepoint.com/sites/BaseCamp/Policies/Pages/GlobalPolicies.aspx

Offer of the PSUs is Conditioned on Repayment by Employer. The Participant acknowledges that the offer of PSUs is subject to an agreement between the Corporation and the Employer that the Employer will bear the costs of the Participant’s participation in the Plan, since the Employer derives material benefit from such participation. As a result, the Participant acknowledges and agrees that, if the Employer does not bear the costs of the Participant’s participation in the Plan, then the Corporation, in its discretion, may decide not to allow the Participant to participate in the Plan, or may cancel any PSUs granted to the Participant.
Notifications
Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Exchange Control Notification. Exchange control reporting is required for cash transactions exceeding a certain threshold (currently AUD10,000) and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of the Participant.
AUSTRIA
Notifications
Exchange Control Notification. If the Participant holds Shares acquired under the Plan outside of Austria, the Participant must submit a report to the Austrian National Bank on a quarterly basis if the value of the Shares as of any given quarter equals or exceeds a certain threshold (currently EUR 5 million). The reports must be filed on or before the 15th of the month following the end of the respective quarter. In all other cases, an annual reporting obligation applies and the report has to be filed as of December 31 on or before January 31 of the following year.
When the Participant sells Shares acquired under the Plan or receives a cash dividend, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all of the Participant’s cash accounts abroad exceeds a certain threshold, the movements and balances of all accounts (as of the last day of the month) must be reported monthly by the 15th day of the following month, on a prescribed form. The Participant should consult with a personal advisor to ensure the Participant complies with applicable reporting obligations.
BELGIUM
Notifications
Foreign Asset/Account Reporting Notification. Belgian residents are required to report any securities held (including Shares) or bank accounts opened outside Belgium in their annual tax return. In a separate report, Belgian residents are required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which such account was opened). The forms to complete this report are available on the National Bank of Belgium website.
Stock Exchange Tax Notification. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker.  The stock exchange tax likely will not apply when the PSUs vest, but likely will apply when Shares are sold.  The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the stock exchange tax.
Annual Securities Accounts Tax Information. An “annual securities accounts tax” imposes a 0.15% annual tax on the value of the qualifying securities held in a Belgian or foreign securities account.  The tax will not apply unless the total value of securities held in such account exceeds a certain threshold

(currently EUR 1 million) on average on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). Different payment obligations apply depending on whether the securities account is held with a Belgian or foreign financial institution.  The Participant should consult with a professional tax or financial advisor for more information regarding the Participant’s annual securities accounts tax payment obligations.
BRAZIL
Terms and Conditions
Compliance with the Law. By accepting the PSUs, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items.
Nature of Award. This provision supplements Section 8 (“Nature of Award”) of the Performance Stock Unit Agreement:
By accepting the PSUs, the Participant agrees that (i) the Participant is making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting and holding periods without compensation to the Participant.
Further, the Participant acknowledges and agrees that, for all legal purposes, (i) any benefits provided to the Participant under the Plan are unrelated to his or her employment or service; (ii) the Plan is not a part of the terms and conditions of the Participant’s employment or service; and (iii) the income from the Participant’s participation in the Plan, if any, is not part of his or her remuneration from employment or service.
Notifications
Exchange Control Notification. The Participant may be required to submit a declaration of assets and rights held outside Brazil to the Central Bank of Brazil.  If the aggregate value of such assets and rights exceeds a certain threshold (currently US$1,000,000), the declaration is required on an annual basis.  If the aggregate value of such assets and rights exceeds a certain threshold (currently US$100,000,000), the declaration is required on a quarterly basis.  Assets and rights that must be reported include Shares acquired under the Plan.  This requirement and the applicable thresholds are subject to change on an annual basis.
Tax on Financial Transaction (IOF). Payments to foreign countries and the repatriation of funds into Brazil and the conversion between the Brazilian Real and the United States Dollar associated with such fund transfers may be subject to the IOF (i.e., tax on financial transactions). The Participant is solely responsible for complying with any applicable IOF arising from the Participant’s participation in the Plan. The Participant should consult with a personal tax advisor for additional details.
BULGARIA
Notifications
Exchange Control Notification. Bulgarian residents are required to file statistical forms with the Bulgarian National Bank annually regarding receivables in their foreign bank accounts as well as securities held abroad (e.g., Shares acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds a certain threshold as of the previous calendar year-end. The reports are due by March 31. The Participant should consult his or her personal legal advisor to ensure compliance with applicable requirements.

CANADA
Terms and Conditions
Settlement of PSUs. Notwithstanding any discretion in the Plan, the PSUs shall be settled only in Shares. The Participant shall not be entitled to receive a cash payment upon vesting of the PSUs.
Termination of Employment. The following provision supplements Section 2 (“Termination of Employment”) of the Performance Stock Unit Agreement:
The Participant’s Termination of Employment (regardless of the reason for such termination and whether or not later found to be invalid, unlawful or in breach of employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant’s employment or service agreement, if any) will be deemed to have occurred as of the earliest of: (a) the date that the Participant’s employment or service relationship with the Corporation or any of its Subsidiaries or Affiliates is terminated; and (b) the date that the Participant receives notice of termination of the Participant’s employment or service relationship, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment agreement, if any. The Participant will not be entitled to any pro-rated vesting for that portion of time before the date on which the Participant’s right to vest terminates, nor will the Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the PSUs under the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of such statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.
Nature of Award. This provision supplements Section 8 (“Nature of Award”) of the Performance Stock Unit Agreement:
By accepting the PSUs, the Participant acknowledges, understands and agrees that the PSUs relate to future services to be performed and are not a bonus or compensation for past services.
The following provisions apply to residents of Quebec:
Data Privacy. The following provision supplements Section 16 (“Data Privacy”) of the Performance Stock Unit Agreement:
The Participant hereby authorizes the Corporation and the Corporation’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration for purposes that relate to the operation of the Plan. The Participant acknowledges and agrees that the Participant’s personal information, including any sensitive personal information, may be transferred outside the Province of Quebec, including to the United States. The Participant further authorizes the Corporation, any Subsidiary or Affiliate, the Committee, and the Agent to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee file. The Participant also acknowledges and authorizes the Corporation, any Subsidiary or Affiliate, the Committee, the Agent and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.
Language Consent. A French translation of the Plan and the Agreement will be made available to the Participant as soon as reasonably practicable. A French translation of this document and the Plan will be made available to the Participant as soon as reasonably practicable.  Notwithstanding anything to the contrary in the Agreement, and unless the Participant indicates otherwise, the French translation of this document and the Plan will govern Participant’s participation in the Plan.

Une traduction française du Plan et du présent Contrat sera mise à la disposition de Participant dès que raisonnablement possible. Une traduction française du présent document et du Plan sera mise à la disposition du Participant dès que cela sera raisonnablement possible. Nonobstant toute disposition contraire dans le Contrat, et à moins que le Participant n’indique le contraire, la traduction française du présent document et du Plan régira la participation du Participant au Plan.

Notifications
Securities Law Notification. Shares acquired under the Plan may not be sold or otherwise disposed of within Canada. The Participant may sell the Shares acquired under the Plan only through Morgan Stanley or such other stock plan service provider selected by the Corporation in the future, provided the sale of Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are traded. The Shares are currently traded on the Nasdaq Global Select Market.
Foreign Asset/Account Reporting Notification. Specified foreign property, including shares and rights to receive shares (e.g., stock options, PSUs) of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds a certain threshold (currently C$100,000) at any time during the year. Thus, the PSUs must be reported (generally at a nil cost) if such cost threshold is exceeded because of other specified foreign property held by the Participant. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. The Participant should consult a personal tax advisor to ensure compliance with applicable reporting obligations.
CHILE
Notifications
Securities Law Notification. The offer of PSUs constitutes a private offering of securities in Chile effective as of the Award Date. This offer of PSUs is made subject to general ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the PSUs are not registered in Chile, the Corporation is not required to provide public information about the PSUs or the Shares in Chile. Unless the PSUs and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.
Información Bajo la Ley de Mercado de Valore. Esta oferta de Unidades de Acciones Restringidas constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de Unidades de Acciones Restringidas se acoge a las disposiciones de la Norma de Carácter General Nº 336 de la Comisión para el Mercado (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse los Unidades de Acciones Restringidas no registrados en Chile, no existe obligación por parte de la Corporación de entregar en Chile información pública respecto de los Unidades de Acciones Restringidas or sus Acciones. Estos Valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Exchange Control and Tax Notification. The Participant is not required to repatriate proceeds obtained from the sale of Shares or from dividends to Chile; however, if the Participant decides to repatriate proceeds from the sale of Shares and/or dividends and the amount of the proceeds to be repatriated exceeds a certain threshold (currently US$10,000), the Participant must effect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office). In such case, the Participant must report the payment to the commercial bank or registered foreign exchange office receiving the funds.
Further, if the value of the Participant’s aggregate investments held outside of Chile exceeds a certain threshold (currently US$5,000,000) (including the value of Shares acquired under the Plan), the Participant must provide the Central Bank with updated information accumulated for a three-month period no later than the first 45 days following the closing of the months of March, June and September and no later than 60 calendar days following the closing of the month of December using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.
The Participant is responsible for complying with foreign exchange control requirements in Chile. The Participant should consult with the Participant’s personal legal advisor regarding any exchange control obligations that the Participant may have prior to vesting in the PSUs, receiving proceeds from the sale of Shares acquired upon vesting and settlement of the PSUs, or receiving dividends.
Foreign Asset/Account Reporting Notification. Chilean taxpayers are required to inform the Chilean Internal Revenue Service (the “CIRS”) annually of (i) the results of investments held abroad, and (ii) any taxes paid abroad which will be used as credit against Chilean income tax. The Form 1929 disclosing this information must be submitted electronically through the CIRS website in accordance with applicable deadlines: www.sii.cl. In addition, Shares acquired upon settlement of the PSUs must be registered with the CIRS’s Foreign Investment Registry. Chilean taxpayers who fail to meet these requirements may be ineligible to receive certain foreign tax credits.
CHINA
Terms and Conditions
The following provision shall apply to the Participant if the Participant is subject to exchange control restrictions in the People’s Republic of China (“PRC”), as determined by the Corporation in its sole discretion.
Settlement of PSUs. Notwithstanding Section 1(d) (“Award, Vesting and Settlement of PSUs”) of the Performance Stock Unit Agreement, due to exchange control regulations in the PRC, the Participant is not entitled to receive any Shares upon settlement of the PSUs. Instead, the Participant will receive through local payroll a cash payment equal to the fair market value of the Shares subject to the vested PSUs, subject to any obligation to satisfy Tax-Related Items. Any references to the issuance of Shares shall not apply to the Participant.
COLOMBIA
Terms and Conditions
Labor Law Acknowledgement. This provision supplements the acknowledgement contained in Section 8 (“Nature of Award”) of the Performance Stock Unit Agreement:

Pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Participant’s “salary” for any legal purpose. Therefore, the PSUs and related benefits will not be included and/or considered for purposes of calculating any labor benefits, including legal/fringe benefits, vacations, indemnities and/or any other labor-related amount which may be payable.
Notifications
Securities Law Notification. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in the Agreement should be construed as making a public offer of securities or promoting financial products in Colombia.
Exchange Control Notification. Investments in assets located outside of Colombia (including the Shares) are subject to registration with the Central Bank (Banco de la República) as a foreign investment held abroad, regardless of value. Further, all payments related to the sale of any Shares must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio). The Participant should consult a personal legal advisor to ensure compliance with current regulations.
Foreign Asset/Account Reporting Notification. An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described in detail, including the jurisdiction in which it is located, its nature and its value.
COSTA RICA
There are no country-specific provisions.
CROATIA
Terms and Conditions
Settlement of PSUs. Notwithstanding Section 1(d) (“Award, Vesting and Settlement of Performance Stock Units”) of the Performance Stock Agreement, the Participant is not entitled to receive any Shares upon settlement of the PSUs. Instead, the Participant will receive a cash payment equal to the fair market value of the Shares subject to the vested PSUs, subject to any obligation to satisfy Tax-Related Items. Any references to the issuance of Shares shall not apply to the Participant.
CZECH REPUBLIC
Notifications
Exchange Control Notification. The Czech National Bank (the “CNB”) may request that the Participant fulfill certain reporting requirements in relation to the PSUs and the Shares acquired under the Plan. Even in the absence of a request from the CNB the Participant may need to report foreign direct investments if their aggregate value equals or exceeds a certain threshold (currently CZK 2,500,000) or other foreign financial assets with a value that equals or exceeds a certain threshold (currently CZK 200,000,000). Because exchange control regulations change frequently and without notice, the Participant should consult with a personal legal advisor before selling Shares, to ensure compliance with current regulations. It is solely the Participant’s responsibility to comply with any Czech exchange control laws.
DENMARK

Terms and Conditions
Nature of Award. This provision supplements Section 8 (“Nature of Award”) of the Performance Stock Unit Agreement:
By accepting the PSUs, the Participant acknowledges, understands and agrees that they relate to future services to be performed and are not a bonus or compensation for past services.
Stock Option Act. By participating in the Plan, the Participant acknowledges having received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act (the “Act”). The Act applies only to “employees” as that term is defined in Section 2 of the Act. If the Participant is a member of the registered management of a Subsidiary or Affiliate in Denmark or otherwise does not satisfy the definition of employee, the Participant is not subject to the Act and the Employer Statement will not apply to the Participant.
Notification
Foreign Asset/Account Reporting Notification. Foreign bank and brokerage accounts and deposits and shares held in such accounts must be reported on the annual tax return under the section on foreign affairs and income.
DOMINICAN REPUBLIC
There are no country-specific provisions.
EGYPT
Notifications
Exchange Control Notification. If the Participant transfers funds into Egypt in connection with the PSUs, the transfer must be done through a registered bank in Egypt.
FINLAND
There are no country-specific provisions.
FRANCE
Terms and Conditions
Nature of Award. The PSUs are not intended to qualify for special tax and social security treatment applicable to PSUs granted under Sections L.225-197-1 to L.225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
Language Consent. By accepting the grant of the PSUs, the Participant confirms having read and understood the documents related to the grant (the Agreement and the Plan), which were provided in the English language. The Participant accepts the terms of those documents accordingly.
Consentement Relatif à la Langue.  En acceptant l’attribution des Droits (« PSUs »), le Participant confirme avoir lu et compris les documents relatifs à l’attribution (le Contrat et le Plan), qui ont été remis en langue anglaise.  Le Participant accepte les termes de ces documents en connaissance de cause.
Notifications
Foreign Asset/Account Reporting Notification. French residents must declare all foreign accounts, whether open, current, or closed, in their income tax returns. The Participant should consult with a personal tax advisor to ensure compliance with applicable reporting obligations.

GERMANY
Notifications
Exchange Control Notification. Certain transactions related to the PSUs must be reported to the German Federal Bank (Bundesbank) if the value of the transaction exceeds a certain threshold (currently EUR 12,500) (the “Threshold”). If the Participant acquires Shares with a value in excess of the Threshold, the Employer will generally not report the acquisition of such Shares, and the Participant may personally be obligated to report it to Bundesbank.
In addition, the Participant will be required to report (i) any payment the Participant makes or receives, (ii) any Shares withheld or sold by the Corporation to satisfy the Employer’s withholding obligations for Tax-Related Items, and (iii) any sale proceeds received when the Participant subsequently sells the Shares, in either case if the value of the Shares exceeds the Threshold. Note that, if the Participant reports the receipt of sale proceeds, the Participant will not need to file a separate report when repatriating the sale proceeds to Germany.
The report must be filed with the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via the Bundesbank website (www.bundesbank.de) or by such other method (e.g., email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within such other timing as is permitted or required by the Bundesbank. The Participant is responsible for complying with applicable reporting requirements and should consult with a personal legal advisor to ensure compliance.
GREECE
There are no country-specific provisions.
HONG KONG
Terms and Conditions
Settlement of PSUs. Notwithstanding any discretion in the Plan, the PSUs shall be settled only in Shares. The Participant shall not be entitled to receive a cash payment upon vesting of the PSUs.
Restriction on Sale of Shares. To the extent the PSUs vest within six months of the Award Date, the Participant may not dispose of the Shares issued upon settlement of the PSUs, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Award Date. Any Shares issued upon settlement of the PSUs are accepted as a personal investment.
Notifications
SECURITIES WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this Agreement, the Plan or any Plan prospectus, the Participant should obtain independent professional advice. The PSUs and any Shares issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Corporation, Subsidiaries or Affiliates. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The PSUs and any documentation related thereto are intended solely for the personal use of each employee of the Corporation, a Subsidiary or an Affiliate and may not be distributed to any other person.
HUNGARY

There are no country-specific provisions.
ICELAND
Notifications
Exchange Control Notification. The Participant should consult with his or her personal advisor to ensure compliance with any applicable exchange control laws and regulations in Iceland, as such regulations are subject to frequent change. The Participant is responsible for ensuring compliance with all exchange control laws and regulations in Iceland.
INDIA
Notifications
Exchange Control Notification. Exchange control laws and regulations in India require that all proceeds resulting from the sale of Shares and the receipt of any dividends in relation to the Shares be repatriated to India and converted into local currency within such time as prescribed under applicable Indian exchange control laws, as may be amended from time to time. Indian residents must obtain a foreign inward remittance certificate (“FIRC”) from the bank into which foreign currency is deposited and retain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer or Corporation requests proof of repatriation. The Participant may be required to provide information to the Corporation and/or the Employer to make any applicable filings under exchange control laws in India.
Foreign Asset/Account Reporting Notification. Foreign bank accounts and any foreign financial assets (including Shares held outside India) must be reported in the annual Indian personal tax return. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult his or her personal advisor in this regard.
INDONESIA
Terms and Conditions
Language Consent. A translation of the documents relating to the Award (i.e., the Plan and the Agreement) in Bahasa Indonesia can be provided to the Participant upon request to Expedia Group Stock Team, 1111 Expedia Group Way W, Seattle, WA 98119, U.S.A., or via email at Stock@expedia.com. By accepting the Award, the Participant (i) confirms having read and understood these documents provided in the English language, (ii) accepts the terms of these documents accordingly, and (iii) agrees not to challenge the validity of these documents based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Persetujuan dan Pemberitahuan Bahasa. Terjemahan dari dokumen-dokumen terkait dengan pemberian Penghargaan ini (yaitu Rencana dan Perjanjian) ke dalam Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada Expedia Group Stock Team, 1111 Expedia Group Way W, Seattle, WA 98119, U.S.A. or via email at Stock@expedia.com. Dengan menerima Penghargaan ini, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian Penghargaan ini (yaitu Rencana dan Perjanjian Opsi Saham) yang disediakan untuk anda dalam bahasa Inggris, (ii) anda menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau peraturan pelaksana dari Peraturan Presiden (ketika diterbitkan nantinya).

Notifications
Exchange Control Notification. Indonesian residents must provide the Indonesian central bank (Bank Indonesia) with information on foreign exchange activities. The reporting must be completed online through Bank Indonesia’s website, no later than the 15th day of the month following the month in which the foreign exchange activity took place. If the Participant remits proceeds from the sale of Shares or from cash dividends paid or such Shares into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions that equal or exceed a certain threshold (currently US$10,000), a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, the Participant must complete a “Transfer Report Form.” The Transfer Report Form will be provided to the Participant by the bank through which the transaction is made.
IRELAND
There are no country-specific provisions.
ITALY
Terms and Conditions
Plan Document Acknowledgment. In accepting the PSUs, the Participant acknowledges a copy of the Plan was made available to the Participant, and that the Participant has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan, and the Agreement.
The Participant further acknowledges that he or she has read and specifically and expressly approves the following provision in the Performance Stock Unit Agreement: Section 1 (“Award, Vesting and Settlement of PSUs”); Section 2 (“Termination of Employment”); Section 6 (“Taxes and Withholding”); Section 8 (“Nature of Award”); Section 20 (“Imposition of Other Requirements”); and the Data Privacy provision in the European Union section of this Appendix.
Notifications
Foreign Asset/Account Reporting Notification. If the Participant holds investments abroad or foreign financial assets (e.g., cash, Shares, PSUs) that may generate income taxable in Italy, the Participant must report them on his or her annual tax return or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply if the Participant is a beneficial owner of the investments, even if he or she does not directly hold investments abroad or foreign assets.
Foreign Financial Asset Tax Notification. The value of any Shares (and certain other foreign assets) an Italian resident holds outside Italy may be subject to a foreign financial assets tax.  The taxable amount is equal to the fair market value of the Shares on December 31 or on the last day the Shares were held (the tax is levied in proportion to the number of days the Shares were held over the calendar year).  The value of financial assets held abroad must be reported in Form RM of the annual tax return.  The Participant should consult a personal tax advisor for additional information about the foreign financial assets tax.
JAPAN
Notifications
Foreign Asset/Account Reporting Notification. Details of any assets held outside Japan (including Shares acquired under the Plan) as of December 31 of each year must be reported to the tax authorities on an annual basis, to the extent such assets have a total net fair market value exceeding a certain threshold

(currently JPY 50,000,000). Such report is due by March 15 each year. The Participant should consult a personal tax advisor to determine if the reporting obligation applies to the Participant and whether the Participant will be required to include details of the Participant’s outstanding PSUs or Shares in the report.
JORDAN
There are no country-specific provisions.
LATVIA
There are no country-specific provisions.
MALAYSIA
Terms and Conditions
Data Privacy. This provision replaces in its entirety Section 16 (“Data Privacy”) of the Performance Stock Unit Agreement:
The Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data described herein and any other Plan grant materials by and among, as applicable, the Employer, the Corporation and any Subsidiary or Affiliate in the implementation, administration and management of the Participant’s participation in the Plan.
The Participant may have previously provided the Corporation and the Employer with, and the Corporation and the Employer may hold, certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, the fact and conditions of the Participant’s participation in the Plan, details of all PSUs or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the purpose of implementing, administering and managing the Plan.
The Participant also authorizes any transfer of Data, as may be required, to Morgan Stanley or such stock plan service provider as may be designated by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon settlement of the PSUs are deposited (the “Designated Broker”). The Corporation and/or the Employer also may disclose Data to any third party in connection with any actual or prospective restructuring, sale or acquisition of the Corporation, any of its Affiliates or Subsidiaries, or the Employer (collectively, the “Group”), or any assets of the Group. The Participant acknowledges that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country, which may not give the same level of protection to Data. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Corporation, the Designated Broker and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Participant’s participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data to the Agent or other third party with whom the Participant may elect to deposit any Shares acquired upon settlement of the PSUs. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing Expedia Group, Inc., c/o the Expedia Group Stock Team, 1111 Expedia Group Way W, Seattle, WA 98119, U.S.A., or via email at Stock@expedia.com. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Corporation would not be able to grant future PSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.
Privasi Data. Peruntukan ini menggantikan Seksyen 16 (“Privasi Data”) Perjanjian Unit Perkongsian Prestasi secara keseluruhannya:
Peserta dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang dinyatakan di sini dan apa-apa bahan geran Pelan oleh dan diantara, seperti mana yang terpakai, Majikan, Syarikat dan Anak-Anak Syarikatnya atau Syarikat Sekutu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.
Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa Syer atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan, butir-butir semua PSUs atau apa-apa hak lain untuk Syer yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedahnya (“Data”), untuk tujuan melaksanakan, mentadbir dan menguruskan Pelan.
Peserta juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada Morgan Stanley atau pembekal perkhidmatan pelan saham sebagaimana yang ditetapkan oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa Syer yang diperolehi semasa pelaksanaan PSUs didepositkanyang didepositkan (“Broker yang Ditetapkan”). Syarikat dan/atau Majikan juga boleh mendedahkan Data kepada mana-mana pihak ketiga berkaitan dengan penyusunan semula syarikat sekarang atau pada masa hadapan, jualan atau pembelian Syarikat, mana-mana Syarikat Sekutunya atau Anak-anak Syarikat, atau Majikan (secara kolektif “Kumpulan”), atau mana-mana aset Kumpulan. Peserta mengakui bahawa penerima-penerima ini mungkin berada di negaranya atau di tempat lain, dan bahawa negara penerima mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatan Peserta. Peserta memberi kuasa kepada Syarikat, Broker yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan, termasuk apa-apa pemindahan data yang diperlukan kepada Wakil atau pihak ketiga yang lain dengan sesiapa yang Peserta pilih untuk deposit apa-apa Saham yang diperolehi selepas pelaksanaan Opsyen Saham. Peserta faham bahawa Peserta boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi Expedia Group, Inc., c/oKumpulan Saham Expedia Group, 1111 Expedia Group Way W, Seattle, WA 98119, U.S.A., atau melalui e-mel di Stock@expedia.com. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dengan Majikan tidak akan terjejas; terdapat hanya satu akibat jika Peserta tidak bersetuju atau menarik balik persetujuannya iaitu bahawa Syarikat tidak akan dapat memberikan PSUs pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatannya.
Notifications
Director Notification Obligation. If the Participant is director of a Subsidiary or Affiliate in Malaysia, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary or Affiliate in writing when the Participant receives or disposes of an interest (e.g., PSUs, Shares) in the Corporation or any related company. Such notifications must be made within fourteen days of receiving or disposing of any interest in the Corporation or any related company.
MAURITIUS
There are no country-specific provisions.
MEXICO
Terms and Conditions
Plan Document Acknowledgement. By accepting the PSUs, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement, which the Participant has reviewed. The Participant acknowledges further that he or she accepts all the provisions of the Plan and the Agreement. The Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 8 (“Nature of Award”) in the Performance Stock Unit Agreement, which clearly provides as follows:
(1)    The Participant’s participation in the Plan does not constitute an acquired right;
(2)    The Plan and the Participant’s participation in the Plan are offered by the Corporation on a wholly discretionary basis;
(3)    The Participant’s participation in the Plan is voluntary; and
(4)    The Corporation and the Subsidiaries and Affiliates are not responsible for any decrease in the value of any Shares acquired at vesting and settlement of the PSUs.

Labor Law Policy and Acknowledgment. By accepting the PSUs, the Participant expressly recognizes that the Corporation, with registered offices at Expedia Group, Inc., 1111 Expedia Group Way W, Seattle, WA 98119, U.S.A, is solely responsible for the administration of the Plan, and that the Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between the Participant and the Corporation since the Participant is participating in the Plan on a wholly commercial basis and the Employer in Mexico (“Expedia Mexico”) is his or her sole employer. Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Participant and the employer, Expedia Mexico, and do not form part of the employment conditions and/or benefits provided by Expedia Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.
The Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Corporation; therefore, the Corporation reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.
Finally, the Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Corporation for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Corporation, Affiliates, Subsidiaries, branches, representative offices, stockholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.
Spanish Translation
Términos y Condiciones
Reconocimiento del Documento del Plan. Al aceptar las unidades accionarias por rendimiento, el Participante reconoce que ha recibido una copia del Plan y del Acuerdo, que el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Acuerdo. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 8 (“Naturaleza de la Subvención”) del Acuerdo de unidades accionarias por rendimiento, que claramente dispone lo siguiente:
(1)    La participación del Participante en el Plan no constituye un derecho adquirido;
(2)    El Plan y la participación del Participante en el Plan se ofrecen por la Compañía en su discrecionalidad total;
(3)    La participación del Participante en el Plan es voluntaria; y
(4)    La Compañía y sus Subsidiarias y Afiliadas no son responsables por ninguna disminución en el valor de las acciones adquiridas al conferir las unidades accionarias por rendimiento.
Política Laboral y Reconocimiento. Al aceptar las unidades accionarias por rendimiento, el Participante expresamente reconoce que la Compañía, con sus oficinas registradas y ubicadas en Expedia Group, Inc., 1111 Expedia Group Way W, Seattle, WA 98119, U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y el Empleador (“Expedia Mexico”) es su único patrón. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Expedia Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Expedia Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna al Participante.
Finalmente, el Participante por este medio declara que no se reserva ninguna derecho o acción en contra de la Compañía por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante otorga una liberación completa y amplia a la Compañía, Afiliadas, Subsidiarias, sucursales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.
Notifications

Securities Law Notification. The PSUs granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Performance Stock Unit Agreement and any other document relating to the PSUs granted under the Plan may not be publicly distributed in Mexico. These materials are addressed to the Participant because of the Participant’s existing relationship with the Corporation and any Subsidiary or Affiliate, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Expedia Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
MOROCCO
Terms and Conditions
Settlement of PSUs. Notwithstanding Section 1(d) (“Award, Vesting and Settlement of PSUs”) of the Performance Stock Unit Agreement, due to exchange control regulations in Morocco, the Participant is not entitled to receive any Shares upon settlement of the PSUs. Instead, the Participant will receive through local payroll a cash payment equal to the fair market value of the Shares subject to the vested PSUs, subject to any obligation to satisfy Tax-Related Items. Any references to the issuance of Shares shall not apply to the Participant.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
Notifications
Securities Law Notification. Warning: This is an offer of PSUs, which upon vesting in accordance with the terms of the Plan and this Agreement, will be converted into Shares. The Shares give the Participant a stake in the ownership of the Corporation. The Participant may receive a return if dividends are paid on the Shares.
If the Corporation runs into financial difficulties and is wound up, the Participant will be paid only after all creditors have been paid. The Participant may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.
The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing him- or herself.
In addition, the Participant is hereby notified that the documents listed below are available for review on the Corporation’s “Investor Relations” website at http://ir.expediainc.com/index.cfm, and through the Participant’s online Morgan Stanley account:
(i)this Agreement, which together with the Plan, sets forth the terms and conditions of participation in the Plan;
(ii)a copy of the Corporation’s most recent annual report (i.e., Form 10-K);
(iii)a copy of the Corporation’s most recent published financial statements;
(iv)a copy of the Plan; and
(v)a copy of the Plan Prospectus.
A copy of the above documents will be sent to the Participant free of charge on written request to Expedia Group, Inc., c/o Investor Relations, 1111 Expedia Group Way W, Seattle, WA 98119, U.S.A., U.S.A., or via email at ir@expedia.com.
As noted above, the Participant is advised to carefully read the materials provided before making a decision whether to participate in the Plan. The Participant also is encouraged to contact a personal tax advisor for specific information concerning the Participant’s personal tax situation with regard to Plan participation.
NORWAY
There are no country-specific provisions.
PHILIPPINES
Terms and Conditions
Settlement of PSUs. Notwithstanding Section 1(d) (“Award, Vesting and Settlement of PSUs”) of the Performance Stock Unit Agreement, due to regulations in the Philippines, the Participant is not entitled to receive any Shares upon settlement of the PSUs. Instead, the Participant will receive a cash payment equal to the fair market value of the Shares subject to the vested PSUs, subject to any obligation to satisfy Tax-Related Items. Any references to the issuance of Shares shall not apply to the Participant.

POLAND
Notifications
Exchange Control Notification. Polish residents holding cash and foreign securities (including Shares) in bank or brokerage accounts outside of Poland must report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds a certain threshold (currently PLN 7 million). If required, such reports must be filed on special forms available on the website of the National Bank of Poland. The Participant should consult with a personal legal advisor to determine whether the Participant will be required to submit reports to the National Bank of Poland.
Further, any transfer of funds in excess of a certain threshold (currently EUR 15,000 or if such transfer of funds is connected with a business activity of an entrepreneur, PLN 15,000) into or out of Poland must be effected through a bank account in Poland. All documents connected with any foreign exchange transactions must be retained for a period of five years from the end of the year in which the transaction occurred.
PORTUGAL
Terms and Conditions
Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Língua. Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Agreement em inglês).
Exchange Control Information. If the Participant is a Portuguese resident and holds Shares after vesting of the PSUs, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on the Participant’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, the Participant is responsible for submitting the report to the Banco de Portugal.
PUERTO RICO
There are no country-specific provisions.
RUSSIA
Terms and Conditions
U.S. Transaction. The Participant understands that the acceptance of the PSUs (including through an online acceptance process managed by the Agent or Corporation or another third party designated by the Corporation) results in an agreement between the Participant and the Corporation completed in the United States and that the Agreement is governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.
Securities Law Acknowledgement. The Participant acknowledges that the PSUs, the Agreement, the Plan and all other materials the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The Shares acquired pursuant to the Plan have not and will not be registered in Russia nor admitted for listing on any Russian exchange for trading within Russia, and therefore, neither the PSUs nor the Shares may be used for offering or public or private circulation in Russia. The Participant acknowledges that he or she may hold Shares acquired upon settlement of the PSUs in the Participant’s account with the Corporation’s third party broker/administrator in the United States. However, in no event will Shares issued to the Participant under the Plan be delivered to Participant in Russia. Further, the Participant is not permitted to sell or otherwise dispose of Shares directly to other Russian individuals.
Data Privacy and Transfer. This provision supplements Section 16 (“Data Privacy”) of the Performance Stock Unit Agreement:
The Participant understands and agrees that he or she must complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Corporation. Further, the Participant understands and agrees that if the Participant does not complete and return a Consent to the Corporation, it will not be able to grant PSUs or other awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing to complete a Consent or withdrawing his or her Consent may affect the Participant’s ability to participate in the Plan.
Notifications
Exchange Control Notification. The Participant is responsible for complying with any and all Russian foreign exchange control requirements in connection with the PSUs, any Shares acquired and funds remitting into Russia in connection with the Plan. This may include, in certain circumstances, reporting and repatriation requirements. should be aware that certain restrictions with respect to payments by non-residents into a Russian currency resident’s foreign bank account may require the Participant to repatriate any funds related to Shares acquired under the Plan (including cash dividends and proceeds from the sale of Shares) to an authorized bank in Russia where the foreign bank account is located in the U.S. The foreign exchange control rules and regulations in Russia are subject to frequent change. The Participant should contact his or her personal advisor to confirm the application of the exchange control restrictions prior to vesting in the PSUs and selling Shares, as significant penalties may apply in the case of non-compliance with the exchange control restrictions and because such exchange control restrictions are subject to change.
Foreign Asset/Account Reporting Notification. Russian residents are required to report the opening, closing or change in account details of any foreign bank account to the Russian tax authorities within one month of the opening, closing or change of such account. Russian residents also are required to report to the Russian tax authorities on or before June 1 of the following year (i) the beginning and ending balances in a foreign bank account each year and (ii) transactions related to such a foreign account during the year, including an annual cash flow report. Foreign brokerage accounts and foreign accounts with other financial institutions (financial market organizations) also must be reported. Certain specific exceptions from the reporting requirements may apply. The Participant should consult with his or her personal legal advisor to determine how these reporting requirements apply to any account opened in connection with the Participant’s participation in the Plan.
Labor Law Notification. If the Participant continues to hold Shares acquired at settlement of the PSUs after an involuntary Termination of Employment, the Participant will not be eligible to receive unemployment benefits in Russia.
Anti-Corruption Notification. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Corporation). Accordingly, the Participant should inform the Corporation if the Participant is covered by these laws because the Participant may not hold Shares acquired under the Plan.
SAUDI ARABIA

Terms and Conditions
Settlement of PSUs. Notwithstanding Section 1(d) (“Award, Vesting and Settlement of PSUs”) of the Performance Stock Unit Agreement, due regulatory requirements in Saudi Arabia, the Participant is not entitled to receive any Shares upon settlement of the PSUs. Instead, the Participant will receive a cash payment equal to the fair market value of the Shares subject to the vested PSUs, subject to any obligation to satisfy Tax-Related Items. Any references to the issuance of Shares shall not apply to the Participant.

SINGAPORE
Terms and Conditions
Restriction on Sale of Shares. To the extent the PSUs vest within six months of the Award Date, the Participant may not dispose of the Shares issued upon settlement of the PSUs, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Award Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) and in accordance with the conditions of any other applicable provision of the SFA.
Notifications
Securities Law Notification. The PSUs are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, are exempt from the prospectus and registration requirements under the SFA and are not made with a view to the PSUs or the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. If the Participant is a director (including an alternate, associate, substitute or shadow director) of a Singapore Subsidiary or Affiliate, the Participant must notify the Singapore Subsidiary or Affiliate in writing within two business days of (i) becoming the registered holder of or acquiring an interest (e.g., PSUs, Shares) in the Corporation or any Subsidiary or Affiliate, or becoming a director (as the case may be), or (ii) any change in a previously disclosed interest (e.g., sale of Shares). These notification requirements apply regardless of whether the director is resident of or employed in Singapore.
SOUTH AFRICA
Terms and Conditions
Taxes. The following provision supplements Section 6 (“Taxes and Withholding”) of the Performance Stock Unit Agreement:
By accepting the PSUs, the Participant agrees that, immediately upon settlement of the PSUs, the Participant will notify the Employer of the amount of any gain realized at vesting. The Participant will be solely responsible for paying any difference between the actual liability for Tax-Related Items and the amount withheld.
Deemed Acceptance of PSUs. Pursuant to Section 96 of Companies Act 71 of 2008 (the “Companies Act”), the PSU offer must be finalized within six months following the date the offer is communicated to the Participant. If the Participant does not want to accept the PSU award, the Participant is required to decline the award no later than six months following the date the offer is communicated to the Participant. If the Participant does not reject the PSU award within six months following the date the offer is communicated to the Participant, the Participant will be deemed to accept the PSUs.

Notifications
Securities Notification. Neither the PSUs nor the underlying Shares shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority.
Exchange Control Notification. Because exchange control regulations are subject to frequent change, sometimes without notice, the Participant should consult his or her personal legal advisor prior to the settlement of the PSUs to ensure compliance with current regulations. The Participant is solely responsible for ensuring compliance with all exchange control laws in South Africa.
SOUTH KOREA
Notifications
Foreign Asset/Account Reporting Notification. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds a certain threshold (currently KRW 500 million (or an equivalent amount in foreign currency)) on any month-end date during the calendar year.
SPAIN
Terms and Conditions
Nature of Award.  This provision supplements Section 8 (“Nature of Award”) of the Performance Stock Unit Agreement:
By accepting the PSUs, the Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.
The Participant understands that the Corporation has unilaterally, gratuitously and discretionally decided to grant PSUs under the Plan to individuals who may be Eligible Individuals throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Corporation or any of its Subsidiaries or Affiliates other than as expressly set forth in the Agreement. Consequently, the Participant understands that the PSUs are granted on the assumption and condition that the PSUs and any Shares issued upon vesting of the PSUs are not a part of any employment or service contract (either with the Corporation or any of its Subsidiaries or Affiliates) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.
Further, the Participant understands and agrees that, unless otherwise expressly provided for by the Corporation or set forth in the Plan or the Agreement, any unvested PSUs will be cancelled without entitlement to any Shares underlying the PSUs if the Participant’s status as an Eligible Individual is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Corporation, in its sole discretion, shall determine the date when the Participant’s status as an Eligible Individual has terminated for purposes of the PSUs.
In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the PSUs shall be null and void.
Notifications
Securities Law Notification. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of PSUs under the Plan. Neither the Plan nor the Agreement (which includes this Appendix) have been nor will be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.
Foreign Asset/Account Reporting Notification. Rights or assets held outside of Spain (e.g., Shares or cash held in a foreign bank or brokerage account) with a value in excess of a certain threshold (currently EUR 50,000) per type of right or asset (e.g., Shares, cash, etc.) as of December 31, must be reported on an annual tax return. After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than a certain threshold (currently EUR 20,000). For purposes of this requirement, shares of Common Stock acquired under the Plan or other equity programs offered by the Corporation constitute assets, but unvested rights (e.g., PSUs, etc.) are not considered assets or rights.
Foreign Assets and Transaction Reporting. Any foreign accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to the Participant by the Corporation or a U.S. broker), may need to be declared electronically to the Bank of Spain if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed a certain threshold (currently EUR 1,000,000). Once such threshold has been surpassed in either respect, the Participant will generally be required to report all of his or her foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. The Participant will generally only be required to report on an annual basis (by January 20 of each year); however, if the balances in the Participant’s foreign accounts together with value of his or her foreign instruments or the volume of transactions with non-Spanish residents exceeds EUR 100,000,000, more frequent reporting will be required.
SRI LANKA
Notifications
Exchange Control Information. The Participant is required to repatriate to Sri Lanka the proceeds from the sale of any Shares which may be issued to the Participant upon vesting and settlement of the PSUs within three (3) months of the sale date. The Participant is personally responsible for complying with exchange control laws in Sri Lanka, and neither the Corporation nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.
SWEDEN
Terms and Conditions
Taxes and Withholding. The following provision supplements Section 6 (“Taxes and Withholding”) of the Performance Stock Unit Agreement:

Without limiting the Corporation’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 6 of the Performance Stock Unit Agreement, in accepting the grant of the PSUs, the Participant authorizes the Corporation and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to the Participant upon vesting and settlement of the PSUs in order to satisfy Tax-Related Items, regardless of whether the Corporation and/or the Employer has an obligation to withhold such Tax-Related Items.
SWITZERLAND
Notifications
Securities Law Notification. Neither this document nor any other materials relating to the PSUs (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Corporation or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority FINMA.
TAIWAN
Notifications
Securities Law Notification. The offer of participation in the Plan is available only for employees of the Corporation and its Subsidiaries and Affiliates. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Notification. Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of Shares the receipt of dividend equivalents and the receipt of any dividends paid on such Shares) into Taiwan up to US$5,000,000 per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, a Foreign Exchange Transaction Form must be submitted, along with supporting documentation, to the satisfaction of the remitting bank. The Participant should consult a personal legal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
Notifications
Exchange Control Notification. The Participant is required to immediately repatriate the proceeds from the sale of Shares or the receipt of dividends to Thailand if the proceeds realized in a single transaction exceeds a certain threshold (currently US$1,000,000), unless he or she can rely on any applicable exemptions (e.g., where the funds will be used offshore for any permissible purposes under exchange control regulations and the relevant form and supporting documents have been submitted to a commercial bank in Thailand). If applicable, within the next 360 days of repatriation, the Participant must convert such proceeds to Thai Baht or deposit the funds in an authorized foreign exchange account in Thailand. The inward remittance must also be reported to the Bank of Thailand on a foreign exchange transaction form.  Failure to comply with these obligations may result in penalties assessed by the Bank of Thailand. The Participant should consult a personal advisor prior to taking any action with respect to the remittance of proceeds into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

TÜRKIYE
Notifications
Securities Law Notification. PSUs are made available only to employees of the Corporation and its Subsidiaries and Affiliates, and the offer of participation in the Plan is a private offering. The grant of PSUs and issuances of Shares takes place outside of Türkiye. Further, the sale of Shares acquired under the Plan must occur outside of Türkiye. The Shares are currently traded on the Nasdaq Global Select Market in the United States and Shares may be sold on this exchange.
Exchange Control Notification. Pursuant to Decree No. 32 on the Protection of the Value of the Turkish Currency and Communiqué No. 2008-32/34 on Decree No. 32, any activity related to investments in foreign securities (e.g., the sale of Shares) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board. It is solely the Participant’s responsibility to comply with this requirement. The Participant should contact a personal legal advisor for further information regarding these obligations.
UNITED ARAB EMIRATES
Notifications
Securities Law Notification. Participation in the Plan is being offered only to Eligible Individuals and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Eligible Individuals and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Participant does not understand the contents of the Plan or the Agreement, the Participant should consult an authorized financial adviser.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Taxes and Withholding. The following provision supplements Section 6 (“Taxes and Withholding”) of the Performance Stock Unit Agreement:
Without limitation to Section 6 of the Performance Stock Unit Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Corporation or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority).  The Participant also agrees to indemnify and keep indemnified the Corporation and the Employer against any Tax-Related Items that they are required to pay or withhold on the Participant’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if the Participant is a director or an executive officer of the Corporation (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), the Participant acknowledges that he or she may not be able to indemnify the Corporation or the Employer for the amount of any income tax not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute an additional benefit to the

Participant on which additional income tax and National Insurance Contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Corporation or the Employer (as appropriate) for the value of any employee National Insurance Contributions due on this additional benefit, which the Corporation or the Employer may recover from the Participant by any of the means referred to in the Plan or Section 6 of the Performance Stock Unit Agreement.
UNITED STATES
There are no country-specific provisions.
VIETNAM
Terms and Conditions
Settlement of PSUs. Notwithstanding Section 1(d) (“Award, Vesting and Settlement of PSUs”) of the Performance Stock Unit Agreement, due to exchange control regulations in Vietnam, the Participant is not entitled to receive any Shares upon settlement of the PSUs. Instead, the Participant will receive through local payroll a cash payment equal to the fair market value of the Shares subject to the vested PSUs, subject to any obligation to satisfy Tax-Related Items. Any references to the issuance of Shares shall not apply to the Participant.